Exhibit 23.1

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750 Salt Lake City, UT 84180-1128 Phone: (801) 532-2200 Fax: (801) 532-7944 www.hbmcpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sutor Technology Group Limited

As an independent registered public accounting firm, we hereby consent to the incorporation by reference in this Registration Statement No. 333-161026 on Form S-3/A of our report relating to the consolidated financial statements of Sutor Technology Group Limited and subsidiaries dated September 23, 2009, except for Note 1 – Reorganization of Ningbo Zhehua, as to which the date is November 25, 2009, and our report relating to the financial statements of Ningbo Zhehua Heavy Steel Pipe Manufacturing Co. Ltd. dated October 26, 2009, appearing in the Current Report on Form 8-K dated November 10, 2009.

We also consent to the incorporation by reference in this Registration Statement of our report dated September 23, 2009 relating to the consolidated financial statements of Sutor Technology Group Limited and subsidiaries, which are before the adjustments to reflect the effects of the reorganization of Ningbo Zhehua Heavy Steel Pipe Manufacturing Co. Ltd. into Sutor Technology Group Limited, appearing in the Annual Report on Form 10-K of Sutor Technology Group Limited for the year ended June 30, 2009, and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
December 1, 2009